UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51296	36-4387843
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices)

(630) 545-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Community Financial Shares, Inc. (the “Company”) entered into a Letter Agreement, and the related Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company issued (i) 6,970 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (the “Series A preferred stock”), and (ii) a warrant (the “Warrant”) for the purchase of 349.34935 shares (349 shares after net settlement) of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share (the “Series B preferred stock”) for an aggregate purchase price of $6,970,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

The Series A preferred stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. The Series A preferred stock may be redeemed, in whole or in part, at any time and from time to time, at the option of the Company, subject to consultation with the Company’s primary federal banking regulator, provided that any partial redemption must be for at least 25% of the issue price of the Series A preferred stock. Any redemption of a share of Series A preferred stock would be at one hundred percent (100%) of its issue price, plus any accrued and unpaid dividends. The Series A preferred stock may be redeemed without regard to whether the Company has replaced such funds from any other source or to any waiting period. The restrictions on redemption are set forth in the Certificate of Designations (the “Series A Certificate of Designations”) described in Item 5.03 below.

Contemporaneously with that transaction, the Treasury exercised the Warrant and received 349 shares of Series B preferred stock by tendering .34935 shares of Series B preferred stock to pay the per share exercise price ($1.00) of the Warrant. The Series B preferred stock will pay cumulative dividends at a rate of 9% per annum. The Series B preferred stock may be redeemed, in whole or in part, at any time and from time to time, at the option of the Company, subject to consultation with the Company’s primary federal banking regulator, provided that any partial redemption must be for at least 25% of the liquidation value of the Series B preferred stock. Any redemption of a share of Series B preferred stock would be at one hundred percent (100%) of its liquidation value, plus any accrued and unpaid dividends. The Series B preferred stock may be redeemed without regard to whether the Company has replaced such funds from any other source or to any waiting period. Further, the Series B preferred stock cannot be redeemed until all of the outstanding shares of Series A preferred stock have been redeemed. The restrictions on redemption are set forth in the Articles Supplementary to the Certificate of Designations (the “Series B Certificate of Designations”) described in Item 5.03 below.

The Series A preferred stock, the Warrant and the Series B preferred stock were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Neither the Series A preferred stock nor the Series B preferred stock will be subject to any contractual restrictions on transfer.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”), as modified by the American Recovery and Reinvestment Act of 2009. As a condition to the closing of the transaction, Scott W. Hamer, Eric J. Wedeen, Christopher P. Barton and Kenneth S. Franklin, Jr. (the Company’s “Senior Executive Officers,” as defined in the Purchase Agreement) each voluntarily waived any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement: (1) prior to the earlier of (a) May 15, 2012 or (b) the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or the Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company cannot, without the consent of the Treasury, increase its per share cash dividend; (2) during the period beginning on December 19, 2011 and ending on the earlier of (a) May 15, 2019 or (b) the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or the Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of the Treasury, cannot pay any per share cash dividend that is greater than 103% of the aggregate per share dividends paid for the prior fiscal year; and (3) during the period beginning on May 15, 2019 and ending on the date on which all of the Series A preferred stock and the Series B preferred stock has been redeemed in full or the Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of the Treasury, cannot pay any cash dividends.

Pursuant to the terms of the Purchase Agreement, prior to the earlier of (a) May 15, 2019 or (b) the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or the Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of the Treasury, cannot repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities. These repurchase restrictions described above do not apply in certain limited circumstances, including the repurchase of common stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice. However, pursuant to the terms of the Purchase Agreement, during the period beginning on May 15, 2019 and ending on the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or the Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of the Treasury, cannot repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities.

In addition, pursuant to the Series A Certificate of Designations and Series B Certificate of Designations, so long as any shares of the Series A preferred stock or the Series B preferred stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Company’s common stock or any class or series of the Company’s equity securities ranking junior, as to dividends and upon liquidation, to the Series A preferred stock or the Series B preferred stock, as the case may be, (“junior stock”) (other than dividends payable solely in shares of common stock) or on any other class or series of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A preferred stock and the Series B preferred stock (“parity stock”), and may not repurchase or redeem any common stock, junior stock or parity stock, unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A preferred stock or the Series B preferred stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2009, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware authorizing the issuance of up to 1,000,000 shares of Company preferred stock. The Certificate of Amendment, which was approved by the Company’s shareholders at the Company’s annual meeting of shareholders held on May 13, 2009, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On May 14, 2009, subsequent to filing the Certificate of Amendment, the Company also filed the Series A Certificate of Designations and Series B Certificate of Designations with the Secretary of State of the State of Delaware to amend its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A preferred stock and Series B preferred stock. The Series A Certificate of Designations and the Series B Certificate of Designations are attached hereto as Exhibits 4.1 and 4.4, respectively, and are incorporated herein by reference.

Item 8.01.	Other Information.

On May 15, 2009, the Company issued a press release announcing the issuance of the Series A preferred stock and the Series B preferred stock to the Treasury pursuant to the Purchase Agreement. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation of Community Financial Shares, Inc.

4.1	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Community Financial Shares, Inc.

4.2	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Community Financial Shares, Inc.

4.3	Warrant to Purchase 349.34935 Shares of Series B Preferred Stock of Community Financial Shares, Inc.

4.4	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Community Financial Shares, Inc.

4.5	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Community Financial Shares, Inc.

10.1	Letter Agreement and related Securities Purchase Agreement – Standard Terms, dated May 15, 2009, between Community Financial Shares, Inc. and United States Department of the Treasury

10.2	Form of Waiver executed by each of Scott W. Hamer, Eric J. Wedeen, Christopher P. Barton and Kenneth S. Franklin, Jr.

99.1	Press Release dated May 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2009	By:	/s/ Eric J. Wedeen
Eric J. Wedeen
Vice President and Chief Financial Officer